EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        To Thermo Power Corporation:

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 3, 1995 included in Thermo Power Corporation's Form 10-K for the year ended September 30, 1995 and to all references to our firm included in this registration statement.



        ARTHUR ANDERSEN LLP

        Boston, Massachusetts
        December 21, 1995